SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                              FORM 8-K/A
                   Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934

             ----------------------------------------------

       Date of Report (Date of earliest event reported: October 27, 1997

             -----------------------------------------------

                        AREMISSOFT CORPORATION
                      [formerly Juno Acquistions, Inc.]
          (exact name of registrant as specified in its charter)


 State of
 Nevada                    33-81666                13-3690905
---------                -----------              -------------
(State or other       (Commission File Number)    (IRS Employer Identification
of Incorporation or                                 No)
organization)

     3323 Watt Avenue, Suite 150, Sacramento, California  95821
       (Address of principal executive offices)         (zip code)

  Registrant's telephone number, including area code: (916) 442-0400

       -------------------------------------------------------------

       Item 7. FINANCIAL STATMENTS AND EXHIBITS

               (a) FINANCIAL STATEMENTS OF BUSINESS AQUIRED.
                   (1) Financial statements of LK GLobal Information Systems BV and Subsidiaries are attached hereto.

               LK GLOBAL INFORMATION SYSTEMS BV
                      AND SUBSIDIARIES

              Consolidated Financial Statements
                     for years ended
            December 31, 1996 and December 31, 1995

           Index to Consolidated Financial Statements



        Independent Auditors' Report                            1

        Consolidated Balance Sheet                              2

        Consolidated Statement of Operations                    3

        Consolidated Statement of Changes in
        Stockholders' Equity (Deficit)                          4

        Consolidated Statement of Cash Flows                    5

        Notes to Consolidated Financial Statements              6

     Independent Auditors' Report


We have audited the accompanying consolidated balance sheets of LK Global Information Systems BV and Subsidiaries as of December 31, 1996 and 1995, and the consolidated statement of operations, changes in stockholders' equity (deficit) and cash flows for the years ended December 31, 1996 and December 31, 1995 which have been prepared in accordance with accounting principles generally accepted in the United States and are expressed in U.S. Dollars. These financial statements are the responsibility of the Group's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with UK auditing standards, which do not differ materially from auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of LK Global Information Systems BV and Subsidiaries at December 31, 1996 and 1995 and the results of its operations and its cash flows for the years ended December 31, 1996 and December 31, 1995, in conformity with accounting principles generally accepted in the United States.

The accompanying consolidated financial statements have been prepared assuming that the Group will continue as a going concern. As discussed in note 1 to the consolidated financial statements, the Group has neither established a trend of profitable operations nor has it generated a sufficient cash flow without outside financing in the form of equity or debt. Such financing has continued to be available to date. These matters raise substantial doubt about the Group's ability to continue as a going concern. Management's plans in regard to these matters are also described in note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


London                                                 PANNELL KERR FORSTER
February 4, 1998                                       Chartered Accountants

                       LK GLOBAL INFORMATION SYSTEMS BV
                                AND SUBSIDIARIES

                           Consolidated Balance Sheet

                                     Assets

                                                        December 31
                                                      1996           1995
                                                     ------         ------
Current assets
     Cash and cash equivalents                   $    866,635    $    254,991
     Accounts receivable - net                     13,255,127      10,458,351
     Other receivables                                711,251         911,901
     Inventory (note 1)                             1,283,309         694,293
     Prepaid expenses                               1,019,421       1,929,445
     Property held for sale                           136,904         147,250
                                                 ------------     -----------

           Total current assets                    17,272,647      14,396,231

Property and equipment - net (notes 1 and 2)        2,385,602       2,273,988


Purchased and developed software - net of
 accumulated amortization of $5,694,040
 and $3,043,275 at December 31, 1996 and
 1995, respectively (notes 1 and 3)                 3,689,475       3,116,587

Intangible assets - net of accumulated
 amortization of $12,319,621 and $6,380,270
 at December 31, 1996 and 1995,
 respectively (notes 1 and 3)                       1,944,818       3,946,900
                                                   ------------    ----------

               Total assets                     $  25,292,542    $ 23,733,706

                                                   ------------   -----------
                  Liabilities and Stockholders' Equity (Deficit)

Current liabilities
     Accounts payable                          $    1,786,496  $    2,851,636
     Accrued taxes payable                          3,827,949       1,806,719
     Other accrued expenses                        11,018,899       8,645,021
     Bank loans and overdrafts
       (notes  4 and 5)                             6,490,068       4,320,876
     Deferred maintenance revenue
       (note 1)                                     4,374,885       3,593,515
                                                   -----------   ------------

              Total current liabilities            27,498,297      21,217,767


Long-term debt (note 5)                            13,408,097      12,453,645


              Total liabilities                    40,906,394      33,671,412
                                                   -----------   ------------

Stockholders' equity
     Ordinary shares, NLG100 par value,
      authorized 200,000 shares,
      issued and outstanding 84,500               6,068,307         6,068,307
     Additional paid-in capital                   5,305,030           -
     Accumulated (deficit)                      (25,125,636)      (16,024,721)
     Foreign currency translation
      adjustment (note 1b)                       (1,861,553)           18,708
                                                ------------       ----------

     Total stockholders' equity (deficit)        (15,613,852)      (9,937,706)
                                            $     25,292,542   $   23,733,706
                                              ==============       ==========

See notes to consolidated financial statements

                    LK GLOBAL INFORMATION SYSTEMS BV
                           AND SUBSIDIARIES

                  Consolidated Statement of Operations



                                                    For Year Ended
                                                     December 31
                                                 1996            1995

Revenue (note 1)                          $    35,015,853   $  22,955,830

Cost of revenue (note 1g)                      13,076,760      10,924,456
                                            -------------      ----------

           Gross profit                        21,939,093      12,031,374
                                            -------------      ----------

Expenses
   General and
    administrative                             23,889,939      19,444,575
   Distribution costs                             485,339         232,610
   Amortization of intangible
      assets (note 1i)                          4,808,982       3,175,121
                                             ------------      ----------

           Total expenses                      29,184,260       22,852,306

Loss from operations                           (7,245,167)     (10,820,932)

Interest income (expense)
     Interest expense
       (notes 4 and 5)                         (1,916,873)      (1,289,501)
     Interest income                               11,079            5,425
                                              -----------       ----------

           Loss before income tax              (9,150,961)     (12,105,008)

Income tax (benefit ) expense
   (notes 1 and 7)                                (50,046)          36,782
                                           ================     ===========

          Net loss                       $     (9,100,915)  $  (12,141,790)

See notes to consolidated financial statements.

                     LK GLOBAL INFORMATION SYSTEMS BV
                             AND SUBSIDIARIES

     Consolidated Statement of Changes in Stockholders' Equity (Deficit)
              For the Years Ended December 31, 1996 and 1995


                                      Ordinary Shares
                                                                                         Foreign           Total
                                                                                         Currency     Stockholders'
                                                             Additional   Accumulated    Translation     Equity
                                      Shares     Amount      Capital       (Deficit)     Adjustment      (Deficit)

Balance, December 31, 1994 (note 1)   84,500   $ 6,068,307  $     -     $ ( 3,882,931)  $        -    $   2,185,376

Net (loss) for the year ended
December 31, 1995                        -           -            -       (12,141,790)           -      (12,141,790)

Foreign currency translation
adjustment                               -           -            -             -             18,708         18,708

Balance, December 31, 1995            84,500     6,068,307        -       (16,024,721)        18,708    ( 9,937,706)

Shareholder contribution                 -           -        5,305,030         -                -        5,305,030

Net (loss) for the year ended
December 31, 1996                        -           -            -       ( 9,100,915)           -      ( 9,100,915)

Foreign currency translation
adjustment                               -           -            -             -        ( 1,880,261)   ( 1,880,261)

Balance, December 31, 1996            84,500   $ 6,068,307  $ 5,305,030 $ (25,125,636) $ ( 1,861,553) $ (15,613,852)


           See notes to consolidated financial statements

                     LK GLOBAL INFORMATION SYSTEMS BV
                              AND SUBSIDIARIES

                   Consolidated Statement of Cash Flows


                                                       For Year Ended
                                                         December 31
                                                       1996       1995
                                                     ------      -----
Cash flows from operating activities
     Net (loss)                                 $(9,100,915) $  (12,141,790)
     Adjustments to reconcile net (loss)
      to net cash provided (used) by
      operating activities
     Depreciation and amortization                  958,448          344,624
           Amortization and write-off of
            capitalized software and
            intangible assets                     6,936,690         5,548,614
           Changes in assets and liabilities,
             net of acquisitions
                Accounts receivable              (1,461,937)       (5,090,779)
                         Other receivables          534,199           (30,278)
                         Inventory                 (477,482)           74,409
                Prepaid expenses                    950,873          (365,081)
                Accounts payable and
                  accrued expenses                3,185,349         4,470,780
                Deferred maintenance revenue        315,463         2,564,834
                Accrued taxes payable             1,679,021           753,886
                Other accrued expenses           (3,249,284)       (1,286,150)
                                              --------------      -----------

Net cash provided (used) by
 operating activities                               270,425        (5,156,931)

Cash flows from investing activities
     Purchases of property and equipment         (1,130,066)         (494,828)
     Capitalized software and development costs  (2,251,066)       (1,518,095)
     Payments for acquisitions, net of
      cash acquired                              (3,256,163)       (7,526,733)
     Disposals of equipment and motor
      vehicles                                      549,339           166,774
                                                 ----------        ----------

    Net cash used in investing activities        (6,087,956)       (9,372,882)

Cash flows from financing activities                      -                 -
     Proceeds from issuance of common
        stock/shareholder contribution            5,305,030            23,307
     Long-term borrowings                         1,936,336        13,474,538
     Payments on long-term borrowings            (1,732,243)         (268,021)
     Principal payments on capital
     lease obligations                             (353,214)         (245,647)
     Bank overdraft                               1,301,430         1,817,900
                                                ===========        ==========

     Net cash provided by financing activities    6,457,339        14,802,077

                                                  ---------        ----------

    Net increase in cash and cash equivalents      639,808            272,264

    Exchange adjustment                            (28,164)           (17,273)
Cash and cash equivalents, at start
 of year                                            254,991               -
                                                  ----------       ----------

Cash and cash equivalents, at end of year      $    866,635     $      254,991
                                                  ----------        ----------

Supplemental disclosure
   Cash paid during the year for interest      $   1,886,422    $      974,676
                                                  ==========         =========

 See notes to consolidated financial statements

                LK GLOBAL INFORMATION SYSTEMS BV
                         AND SUBSIDIARIES

            Notes to Consolidated Financial Statements
            December 31, 1996 and December 31, 1995


Note 1 - Description of company and summary of significant accounting policies

a.  The Company

The principal activity of LK Global Information Systems BV (the Company) and its Subsidiaries (collectively "The Group") is the development of computer software and the supply of software and services, which when combined with third party hardware, provide complete computer solutions to the Group's customer base across a number of discrete market sectors principally within the United Kingdom.

In connection with the formation of LK Global Information Systems BV in March 1995, the shareholder of LK Global Information Systems (UK) Plc exchanged all of the ordinary shares of the latter for 84,000 NLG100 par value ordinary shares of LK Global Information Systems BV. This exchange between LK Global Information Systems BV and LK Global Information Systems (UK) Plc was accounted for at book value since the exchange of shares was between enterprises under common control and the financial statements have been stated in a manner similar to a pooling of interests.

b.  Basis of presentation

The consolidated financial statements include the accounts of LK Global Information Systems BV and its wholly-owned subsidiaries. Where subsidiaries are acquired or disposed of during the year, results are included from the date of acquisition or to the date of sale. All intercompany accounts and transactions were eliminated in consolidation.

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States and have been prepared in U.S. dollars. These consolidated financial statements have been translated from the functional currency (British pound) to U.S. dollars in accordance with Statement of Financial Accounting Standards No. 52 - "Foreign Currency Translation". Under this statement assets and liabilities are translated at year end rates and income and expenses are translated at average rates.

c.  Going concern

The Group's financial statements have been prepared on the basis that it is a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Group has neither established a trend of profitable operations nor a sufficient cash flow without outside financing. Furthermore, the Group has working capital deficiencies.

The  Group is looking to raise new finance in order  to  be  able  to  generate
additional   sales   volume   with   the   consequent   anticipated  growth  in
profitability.

There is no assurance that profitable operations will be achieved or that additional financing, if needed, will be obtained. The financial statements do not reflect any adjustments that might be necessary should the Group be unable to continue in existence.

d.  Revenue recognition

The Group recognizes revenue from the sale of software and hardware systems at the time of the installation of the system, provided no significant obligations remain and collection of the resulting receivable is deemed probable. Revenue from add-on hardware sales is recognized when the hardware is shipped to the customer. Revenue related to service contracts is recognized ratably over the lives of the contracts. Consulting and specialized software development revenue is recognized in accordance with the terms of the contract.

e.  Cash and cash equivalents

Cash  and  cash  equivalents  consist  of  highly   liquid   investments   with
insignificant interest rate risk and original maturities of three months or less. They are carried at cost which approximates market value.

f.  Inventory

Inventory comprises principally goods held for resale and engineering spares. Goods for resale are stated at the lower of cost and net realizable value. Cost is determined on a first-in first-out basis, and includes all direct costs incurred and attributable production overheads. Net realizable value is based on estimated selling price allowing for all further costs of completion and disposal. Engineering spares are valued at cost and are depreciated over a three year period.

The balance in inventory at December 31, 1996 and 1995 is summarized as follows:

                                              1996       1995

Finished goods held for resale           $   498,389   $  404,576
Engineering spares                           784,920      289,717
                                         -----------    ---------

                                         $ 1,283,309  $   694,293
                                         -----------    ---------


g.  Capitalized software development costs

The Group capitalizes the qualifying costs of developing its software products. Capitalization of costs requires that technological feasibility has been established. Development costs incurred prior to the establishment of technological feasibility are expensed as incurred. When the software is fully documented and available for unrestricted sale, capitalization of development costs ceases, and amortization commences and is computed on a product-by-product basis, based on either a straight-line basis over the economic life of the product or the ratio of current gross revenues to the total current and anticipated future gross revenues, whichever is greater. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life and changes in software and hardware technologies.

Realization of capitalized software costs is subject to the Group's ability to market its software products in the future and generate cash flows sufficient to support future operations. Capitalized software costs totalled $3,499,316 and $1,130,596 at December 31, 1996 and 1995, respectively. Amortization of capitalized software costs totalled $113,790 and $0 during the years ended December 31, 1996 and 1995, respectively, and is included in cost of revenue in the accompanying consolidated statement of operations.

h.  Purchased software

The Group capitalizes as Purchased Software the costs associated with software products either purchased from other companies for resale or developed by other companies under contract with the Group. The cost of the software is amortized on the same basis as capitalized software development costs. The amortization period is re-evaluated quarterly with respect to certain external factors, including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life and changes in software and hardware technologies. Purchased software costs totalled $5,884,199 and $5,029,266 at December 31, 1996 and 1995, respectively. Amortization of purchased software costs totalled $2,013,918 and $2,373,493 during the years ended December 31, 1996 and 1995, respectively, and is included in cost of revenue in the accompanying consolidated statement of operations.

i.  Intangible assets

Intangible assets have been derived from the excess of cost over the fair value of net assets acquired and is being amortized over the period from which it is considered a benefit will be obtained from the business acquired. Such excess amounts have been attributed to customer lists which is amortized over 1 to 3 years depending on the circumstances of the company acquired and to the management team acquired whereby amortization is estimated by the directors to be over 4 to 5 years.

j.  Property and equipment

Depreciation is provided so as to write down the cost of property and equipment to their estimated residual value over their expected useful lives. The principal annual depreciation rates and methods of calculation are as follows:

Leasehold improvements     - over the lease term
Fixtures and equipment     - 20% - 33% per annum on cost
Motor vehicles             - 25% per annum on cost

k.  Impairment of long lived assets

In the event that facts and circumstances indicate that the cost of an asset may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market or discounted cash flow value is required. The Group made certain acquisitions in 1995 on the assumption that further funding would be made available by the bankers. This was not forthcoming and consequently the Group was unable to develop the Financial arm of the business as originally anticipated. All purchased and developed software relating to this business has therefore been written off. Accordingly, during 1995 the company wrote off $387,500 of purchased and developed software. Additionally in 1996 the Group were forced to replace the management team in the Healthcare business and hence the related intangible asset was written off. The Group therefore wrote off an additional $505,194 of intangible assets in 1996 over and above the normal amortization that would have been charged had this event not occurred. Such amounts are included in cost of revenue and amortization of intangible assets.


l.  Income taxes

Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under the asset and liability method of Statement No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to carryforward losses and differences between the financial statement carrying amounts of existing assets and liabilities, and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax assets are recorded at their likely realizable amount.

m.  Foreign currency translation

Although the Group's functional currency is the British pound, some transactions are made in different currencies. Foreign currency transactions are converted into local currency at the rate of exchange prevailing at the date of the transactions.

n.  Use of estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Property and equipment
   Property and equipment is summarized as follows:
                                                        December 31
                                                    1996             1995

Fixtures and equipment                      $   4,778,995     $    2,178,926
Motor vehicles                                    604,960          1,233,808
Leasehold improvements                            293,765            265,069
                                              -----------     -------------

                                                5,677,720          3,677,803
Less accumulated depreciation and amortization  3,292,118          1,403,815
                                              -----------      -------------
                                           $    2,385,602      $   2,273,988
                                              ===========        ===========

Depreciation and amortization expense amounted to $958,448 and $344,624 for the years ended December 31, 1996 and December 31, 1995, respectively.

The  Group  leases  equipment  under  long-term   lease  agreements  which  are
classified as capital leases, Equipment and motor vehicles includes the following leased property:
                                                         December 31
                                                  1996               1995

Equipment and motor vehicles                 $   110,819      $   1,047,800
Less accumulated amortization                     59,557            417,799
                                             -----------       ------------
                                             $    51,262      $     630,001
                                             ===========        ===========

Note 3 - Business combinations

The principal acquisitions and their effective dates were as follows:

- during the year ended December 31, 1995

LK Global Information Systems (UK) Plc                 March 31, 1995*
LK Global Manufacturing Systems (UK) Limited           March 31, 1995
Timemaster Systems Limited                         September 12, 1995

Briter Computer Systems Limited                        October 3, 1995
Advanced Medical Computer Systems Limited             October 16, 1995
LK Global Information Systems (India) Pte Limited     December 31,1995

   - during the year ended December 31, 1996

LK Global Information Systems (Cyprus) Limited and
 its subsidiaries                                     September 30, 1996
Online Applications Inc                                 October 23, 1996

In all cases the Group acquired all of the outstanding stock of the company. All of the companies are involved with the development of computer software and the supply of software and services.

* Note 1a

The estimated fair values of assets and liabilities of these acquisitions and the consideration paid are summarized as follows:

                                           1996             1995
                                         ------            -----

Current assets
  (including cash of $88,539
   in 1996 and $503,786
   in 1995)                        $     423,796       $    3,078,114
Property and equipment                   345,652            1,417,002
Software development costs
   and intellectual property             331,564            3,971,985
Accounts payable and accruals           (581,366)          (3,777,133)
Intangible assets                      2,862,581            4,322,507
                                 ---------------         -------------

                                 $     3,382,227       $    9,012,475
                                 ===============        ===============

The consideration paid consists of the following:

Cash consideration               $    3,302,660        $      7,997,969
Deferred consideration                   37,525                 981,956
Related acquisition costs                42,042                  32,550
                                ---------------        ----------------
                                      3,382,227               9,012,475
                                ===============        ================


The operating results of these acquisitions are included in the Group's consolidated statement of operations from the dates of acquisition. No pro forma data reflecting the Group's results of operations as if these acquisitions occurred at the beginning of each period has been provided as the directors consider that this would be meaningless in light of the write down of purchased software and intangible assets.

Note 4 - Bank loans and overdrafts

The Group's bank loans and overdrafts are due on demand with interest payable at a rate varying with LIBOR.

Note 5 - Long-term debt

The Group's bank loans mature on March 31, 2002 and bear interest at a rate varying with LIBOR. Future minimum principal payments due are as follows:
                                                       December
                                                  1996          1995

        1996                                 $       -      $  1,526,139
        1997                                   2,103,067       1,546,193
        1998                                   3,777,721       2,903,728
        1999                                   3,279,090       2,599,831
        2000                                   2,820,561       2,170,000
        2001                                   1,799,110       1,550,000
                                            ------------    ------------
        Thereafter                             1,711,300       1,550,000

                                            $ 15,490,849    $ 13,845,891

Various capital lease obligations with interest rates varying from 9.4% to 21.3% at December 31, 1996 maturities through June 1998, repayable in monthly instalments and secured by the related equipment:

<PAGE 22>
                                                  88,765        400,320
                                                  --------     ---------

                                         $     15,579,614 $    14,246,211
Current portion of long term
 debt                                           2,171,517       1,792,566


                                          $    13,408,097    $ 12,453,645

Note 6 - Commitments

Operating leases
----------------

The Group leases equipment and motor vehicles under non-cancellable operating leases which expire on various dates through 2002. Required future minimum rents to be paid are as follows:

                1997                   $      237,681
                1998                          764,142
                1999                          333,519
                2000                          151,707
                2001 and thereafter           200,515
                                      ---------------

                                      $     1,687,564
                                      ===============


Rent expense for the years ended December 31, 1996 and December 31, 1995 amounted to $1,629,113 and $802,630, respectively.

Guarantees

The Company and its UK subsidiaries are subject to two cross guarantees, one guaranteeing the liabilities of the UK trading subsidiaries and the other, the liabilities of the Company. Both guarantees place fixed and floating charges over substantially the whole of the Company's and subsidiaries' assets and undertakings, the priority of the security granted being regulated by an Intercreditor Deed.

Employee benefit plans
-----------------------

The Group has various defined contribution retirement plans for qualified employees. Contributions made under the plans totalled $298,273 and $191,716 in 1996 and 1995, respectively.

Note 7 - Income tax
-------------------

The income tax (benefit of) expense is summarized as follows:

                                                1996        1995

           Current                    $    (50,046)    $   36,782

The Group's subsidiaries are not resident in the United States for tax purposes. The Group made acquisitions during both 1996 and 1995 and the income tax (benefit of) expense has principally arisen in relation to adjustments for prior periods.


                                           1996             1995

Statutory tax (at  31%)             $  (2,837,000)   $    (3,753,000)
Non deductible expenses                 2,007,000          2,831,000
Valuation allowance on operating loss     830,000            922,000
Other prior period adjustments            (50,046)            36,782
                                     ------------     --------------

Income tax (benefit) expense        $     (50,046)   $        36,782
                                     =============    ===============

At December 31, 1996 the Group had approximately $1,700,000 of net operating loss carryforwards. These losses will not expire at any particular time provided the Group does not change its principal activity or cease trading. The Group has fully reserved the tax benefits of these operating losses because the likelihood of realization cannot be determined.

                            SIGNATURE

   Pursuant to teh requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  March 6, 1998               AREMISSOFT CORPORATION
                                   [Formerly Juno Acquistion, Inc.]

                                   DR. LYCOURGOS K. KYPRIANOU

                                   Dr. Lycourgos K. Kyprianou
                                   President